CERTIFICATE OF FORMATION

OF

SCS HEDGED OPPORTUNITIES MASTER FUND, LLC

This Certificate of Formation of SCS Hedged Opportunities Master Fund, LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.).

FIRST:  The name of the limited liability company formed hereby is “SCS Hedged Opportunities Master Fund, LLC” (the “Company”).

SECOND:  The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD:  The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 6th day of April, 2010.

SCS HEDGED OPPORTUNITIES MASTER FUND, LLC

By:  ____________________
Peter H. Mattoon
Initial Member